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                                                                    EXHIBIT 32.2

                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

      Pursuant to Section 1350 of Title 18 of the United States Code, I, Brian
F. Lilly, the Chief Financial Officer of F.N.B. Corporation (the Company), hereby certify that, to the best of my knowledge:

      1. The Company's Form 10-Q Quarterly Report for the period ended March 31, 2004 (the Report) fully complies with the requirements of
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2004                                   /s/Brian F. Lilly
                                                     ---------------------------
                                                     Brian F. Lilly
                                                     Chief Financial Officer

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